Exhibit 99.1

ALTRIA ANNOUNCES EARLY RESULTS AND UPSIZE OF PREVIOUSLY ANNOUNCED CASH TENDER OFFERS FOR CERTAIN OUTSTANDING NOTES

RICHMOND, Va., February 16, 2021 – Altria Group, Inc. (“Altria”) (NYSE: MO) today announced the early results of its previously announced cash tender offers for certain of its outstanding senior unsecured notes (each, a “Tender Offer” and collectively, the “Tender Offers”) and that it is amending the Tender Offers by (i) increasing the Pool 1 Maximum Amount (as defined below) from $500,000,000 to an amount sufficient to purchase all of the Pool 1 Notes (as defined below) that were validly tendered and not validly withdrawn as of the Early Tender Date (as defined below), (ii) increasing the Pool 2 Maximum Amount (as defined below) from $1,000,000,000 to an amount sufficient to purchase all of the Pool 2 Notes (as defined below) that were validly tendered and not validly withdrawn as of the Early Tender Date, (iii) increasing the Pool 4 Maximum Amount (as defined below) from $1,200,000,000 to $1,300,000,000 and (iv) increasing the Aggregate Maximum Amount (as defined below) from $3,650,000,000 to an amount equal to the sum of the Maximum Amounts (as defined below), as amended.

Tender Offers

As amended, the Tender Offers consist of cash tender offers by Altria to purchase (i) up to an amount that is sufficient (the “Pool 1 Maximum Amount”) to allow Altria to accept for purchase all of its 2.850% Notes due 2022 and 2.950% Notes due 2023 (collectively, the “Pool 1 Notes”) that were validly tendered and not validly withdrawn as of the Early Tender Date (collectively, the “Pool 1 Tender Offers”), (ii) up to an amount that is sufficient (the “Pool 2 Maximum Amount”) to allow Altria to accept for purchase all of its 4.000% Notes due 2024 and 3.800% Notes due 2024 (collectively, the “Pool 2 Notes”) that were validly tendered and not validly withdrawn as of the Early Tender Date (collectively, the “Pool 2 Tender Offers”), (iii) up to $500,000,000 aggregate purchase price (the “Pool 3 Maximum Amount”) in respect of its 4.400% Notes due 2026, 2.625% Notes due 2026 and 2.350% Notes due 2025 (collectively, the “Pool 3 Notes”) that were validly tendered and not validly withdrawn as of the Early Tender Date in the priorities set forth in the table below (collectively, the “Pool 3 Tender Offers”), (iv) up to $1,300,000,000 aggregate purchase price (the “Pool 4 Maximum Amount”) in respect of its 4.800% Notes due 2029 (the “Pool 4 Notes”) that were validly tendered and not validly withdrawn as of the Early Tender Date in the priority set forth in the table below (the “Pool 4 Tender Offer”) and (v) up to $450,000,000 aggregate purchase price (the “Pool 5 Maximum Amount” and, together with the Pool 1 Maximum Amount, the Pool 2 Maximum Amount, the Pool 3 Maximum Amount and the Pool 4 Maximum Amount, the “Maximum Amounts”) in respect of its 9.950% Notes due 2038, 10.200% Notes due 2039, 6.200% Notes due 2059, 5.800% Notes due 2039, 5.375% Notes due 2044 and 5.950% Notes due 2049 (collectively, the “Pool 5 Notes” and, together with the Pool 1 Notes, the Pool 2 Notes, the Pool 3 Notes and the Pool 4 Notes, the “Notes”) that were validly tendered and not validly withdrawn as of the Early Tender Date in the priorities set forth in the table below (collectively, the “Pool 5 Tender Offers” and, together with the Pool 1 Tender Offers, the Pool 2 Tender Offers, the Pool 3 Tender Offers and the Pool 4 Tender Offer, the “Capped Tender Offers” and each a “Capped Tender Offer”). The sum of the Maximum Amounts (the “Aggregate Maximum Amount”) represents the maximum aggregate purchase price in respect of the Notes subject to the Tender Offers and excludes any Accrued Interest (as defined below).

As of 5:00 p.m., New York City time, on February 12, 2021 (the “Early Tender Date”), as reported by Global Bondholder Services Corporation, the principal amounts of the Notes listed in the table below have been validly tendered and not validly withdrawn. The withdrawal deadline of 5:00 p.m., New York City time, on February 12, 2021 has passed and, accordingly, Notes validly tendered in the Tender Offers may no longer be withdrawn.

Except as amended hereby, the Tender Offers are being made upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 1, 2021 (as amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the Tender Offers. The Tender Offers are open to all registered holders (individually, a “Holder” and collectively, the “Holders”) of the Notes. Copies of the Offer to Purchase are available to Holders through the Depositary and Information Agent for the Tender Offers, Global Bondholder Services Corporation, by email at contact@gbsc-usa.com or by phone (212) 430-3774 (for banks and brokers) and at the following web address: https://gbsc-usa.com/registration/altria/.

The Tender Offers will expire at 11:59 p.m., New York City time, on Monday, March 1, 2021, unless extended or earlier terminated by Altria.

The Tender Offers are summarized in the table below:

Capped Tender Offers	Title of Notes	CUSIP Number	Acceptance Priority Level(1)	Early Tender Payment(2)	Principal Amount Outstanding	Maximum Amount(3)	Principal Amount Tendered(4)
Pool 1 Tender Offers	2.850% Notes due 2022	02209S AN3	1	$30	$1,900,000,000	Amount Sufficient to Purchase All Pool 1 Notes Validly Tendered and not Validly Withdrawn as of the Early Tender Date	$794,634,000
	2.950% Notes due 2023	02209S AP8	2	$30	$350,000,000		$132,141,000

Pool 2 Tender Offers	4.000% Notes due 2024	02209S AS2	1	$30	$1,400,000,000	Amount Sufficient to Purchase All Pool 2 Notes Validly Tendered and not Validly Withdrawn as of the Early Tender Date	$623,769,000
	3.800% Notes due 2024	02209S BB8	2	$30	$1,000,000,000		$655,486,000
Pool 3 Tender Offers	4.400% Notes due 2026	02209S BC6	1	$30	$1,500,000,000	$500,000,000	$895,762,000
	2.625% Notes due 2026	02209S AU7	2	$30	$500,000,000		$201,197,000
	2.350% Notes due 2025	02209S BH5	3	$30	$750,000,000		$488,600,000
Pool 4 Tender Offer	4.800% Notes due 2029	02209S BD4	1	$30	$3,000,000,000	$1,300,000,000	$1,340,853,000
Pool 5 Tender Offers	9.950% Notes due 2038	02209S AE3	1	$30	$241,733,000	$450,000,000	$64,843,000
	10.200% Notes due 2039	02209S AH6	2	$30	$225,708,000		$18,147,000
	6.200% Notes due 2059	02209S BG7	3	$30	$500,000,000		$379,154,000
	5.800% Notes due 2039	02209S BE2	4	$30	$2,000,000,000		$1,030,673,000
	5.375% Notes due 2044	02209S AR4	5	$30	$1,800,000,000		$670,571,000
	5.950% Notes due 2049	02209S BF9	6	$30	$2,500,000,000		$1,176,551,000

(1)

Subject to the Aggregate Maximum Amount, the Maximum Amounts and proration, the principal amount of each series of Notes that is purchased in each of the Tender Offers will be determined in accordance with the applicable acceptance priority level (in numerical priority order) specified in this column.

(2)	Per $1,000 principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase.
(3)	The Maximum Amount for each pool of Notes represents the maximum aggregate purchase price payable in respect of such pool of Notes that will be purchased in the Tender Offers.
(4)	Reflects the aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date.

Holders of all Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase are eligible to receive the applicable Total Consideration, which includes the early tender payment of $30 per $1,000 principal amount of Notes tendered at or prior to the Early Tender Date. In addition to the applicable Total Consideration, Holders of Notes accepted for purchase will receive accrued and unpaid interest up to, but not including, the Early Settlement Date (“Accrued Interest”).

The applicable Total Consideration payable by Altria for the Notes (the “Total Consideration”) will be a price per $1,000 principal amount intended to result in a yield to maturity or par call date, as the case may be, equal to the yield to maturity of the U.S. Treasury reference securities specified in the table above (the “UST Reference Security”), as determined at 10:00 a.m., New York City time, on February 16, 2021, plus a fixed spread, calculated in accordance with the Offer to Purchase (the “Tender Offer Yield”). For the avoidance of doubt, for the Notes that have par call dates, if the applicable Tender Offer Yield as determined in accordance with the Offer to Purchase is less than the contractual annual rate of interest, then such Total Consideration will be calculated based on the par call date; if the applicable Tender Offer Yield as determined in accordance with the Offer to Purchase is higher than or equal to the contractual annual rate of interest, then such Total Consideration will be calculated based on the maturity date.

Altria expects to purchase the Maximum Amount in respect of each Capped Tender Offer and accept and make payment for the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date on February 18, 2021 (the “Early Settlement Date”), subject to the respective acceptance priority levels for each Capped Tender Offer as described in the Offer to Purchase and, in the case of the 4.400% Notes due 2026 for the Pool 3 Tender Offers, in the case of the 4.800% Notes due 2029 for the Pool 4 Tender Offer and in the case of the 6.200% Notes due 2059 for the Pool 5 Tender Offers, subject to proration as described below.

Because the aggregate purchase price in respect of Pool 3 Notes validly tendered and not validly withdrawn as of the Early Tender Date would exceed the Pool 3 Maximum Amount, Altria expects that it will accept (i) validly tendered 4.400% Notes due 2026 on a prorated basis and (ii) none of the validly tendered 2.625% Notes due 2026 and 2.350% Notes due 2025. Because the aggregate purchase price in respect of Pool 4 Notes validly tendered and not validly withdrawn as of the Early Tender Date would exceed the Pool 4 Maximum Amount, Altria expects that it will accept validly tendered 4.800% Notes due 2029 on a prorated basis. Because the aggregate purchase price in respect of Pool 5 Notes validly tendered and not validly withdrawn as of the Early Tender Date would exceed the Pool 5 Maximum Amount, Altria expects that it will accept (i) all of the validly tendered 9.950% Notes due 2038 and 10.200% Notes due 2039, (ii) validly tendered 6.200% Notes due 2059 on a prorated basis and (iii) none of the validly tendered 5.800% Notes due 2039, 5.375% Notes due 2044 and 5.950% Notes due 2049.

Altria expects to accept for purchase the Aggregate Maximum Amount of Notes on the Early Settlement Date and does not expect to purchase additional Notes after the Early Settlement Date. As described in the Offer to Purchase, Notes tendered and not accepted for purchase will be promptly returned to the tendering Holder’s account.

The Tender Offers are not conditioned on any minimum principal amount of Notes being tendered, but the Tender Offers are subject to the satisfaction or waiver of certain conditions as described in the Offer to Purchase. Each Tender Offer is a separate offer. None of the Tender Offers is conditioned on any other. Each Tender Offer may be individually amended, extended or terminated by Altria.

Altria expressly reserves the right, in its sole discretion, to terminate the Tender Offers at any time prior to the Expiration Date and/or to increase or decrease the Aggregate Maximum Amount and/or the Maximum Amounts without extending withdrawal rights, subject to compliance with applicable law. If Holders tender more Notes in the Tender Offers than they expect to be accepted for purchase by Altria based on the Aggregate Maximum Amount and/or the Maximum Amounts and Altria subsequently accepts more than such Holders expected of such Notes tendered as a result of a change, increase or decrease of the Aggregate Maximum Amount and/or the Maximum Amounts, such Holders will not be able to withdraw any of their previously tendered Notes. Accordingly, Holders should not tender any Notes that they do not wish to be accepted for purchase.

Notes Issuance

On February 4, 2021, Altria completed an underwritten public offering of senior unsecured notes in an aggregate principal amount sufficient to satisfy the financing condition described in the Offer to Purchase.

Information Relating to the Tender Offers

Altria has retained Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Mizuho Securities USA LLC to act as Dealer Managers for the Tender Offers (the “Dealer Managers”). Global Bondholder Services Corporation has been retained to act as the Depositary and Information Agent for the Tender Offers (the “Depositary and Information Agent”). Requests for assistance relating to the procedures for tendering Notes may be directed to the Depositary and Information Agent either by email at contact@gbsc-usa.com, or by phone (212) 430-3774 (for banks and brokers only) or (866) 470-4200 (for all others toll free). Requests for assistance relating to the terms and conditions of the Tender Offers may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 325-2476 (collect), Deutsche Bank Securities Inc. at (866) 627-0391 (toll free) or (212) 250-2955 (collect) or Morgan Stanley & Co. LLC at (800) 624-1808 (toll free) or (212) 761-1057 (collect). Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to Holders of the Notes. None of Altria, the Dealer Managers, Depositary and Information Agent or the trustee with respect to the Notes, or any of their respective affiliates, is making any recommendation as to whether or not Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in the Tender Offers, and, if so, the principal amount of Notes to tender.

Altria’s Profile

Altria’s wholly-owned subsidiaries include Philip Morris USA Inc. (PM USA), U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation (PMCC). Altria owns an 80% interest in Helix Innovations LLC (Helix). Altria holds equity investments in Anheuser-Busch InBev SA/NV (ABI), JUUL Labs, Inc. (JUUL) and Cronos Group Inc. (Cronos).

The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen®,  Skoal® and on!®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori® and Champagne Nicolas Feuillatte™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission.

More information about Altria is available at altria.com, or follow Altria on Twitter, Facebook and LinkedIn.

Forward-Looking and Cautionary Statements

This release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020. These factors include the following:

•

unfavorable litigation outcomes, including risks associated with adverse jury and judicial determinations, courts and arbitrators reaching conclusions at variance with our, our subsidiaries’ or our investees’ understanding of applicable law, bonding requirements in the jurisdictions that do not limit the dollar amount of appeal bonds, and certain challenges to bond cap statutes;

•	government (including U.S. Food and Drug Administration (FDA)) and private sector actions that impact adult tobacco consumer acceptability of, or access to, tobacco products;

•	tobacco product taxation, including lower tobacco product consumption levels and potential shifts in adult consumer purchases as a result of federal, state and local excise tax increases;

•	unfavorable outcomes of any government investigations of Altria, our subsidiaries or investees;

•	a successful challenge to our tax positions;

•

the risks related to our and our investees’ international business operations, including failure to prevent violations of various U.S. and foreign laws and regulations such as laws prohibiting bribery and corruption;

•

the risks associated with health epidemics and pandemics, including the COVID-19 pandemic and similar outbreaks, such as their impact on our financial performance and financial condition and on our subsidiaries’ and investees’ ability to continue manufacturing and distributing products, and the impact of health epidemics and pandemics on general economic conditions (including any resulting recession or other economic crisis) and, in turn, adult consumer purchasing behavior which may be further impacted by any changes in government stimulus or unemployment payments;

•	the failure of our tobacco and wine subsidiaries and our investees to compete effectively in their respective markets;

•	the growth of the e-vapor category and other innovative tobacco products contributing to reductions in cigarette and moist smokeless tobacco consumption levels and sales volume;

•

our tobacco and wine subsidiaries’ and our investees’ continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop, manufacture, market and distribute products that appeal to adult consumers (including, where appropriate, through arrangements with, and investments in third parties); to improve productivity; and to protect or enhance margins through cost savings and price increases;

•	changes, including in economic conditions (due to the COVID-19 pandemic or otherwise), that result in adult consumers choosing lower-priced brands including discount brands;

•

the unsuccessful commercialization of adjacent products or processes by our tobacco subsidiaries and investees, including innovative tobacco products that may reduce the health risks associated with cigarettes and other traditional tobacco products, and that appeal to adult tobacco consumers;

•	significant changes in price, availability or quality of tobacco, other raw materials or component parts, including as a result of the COVID-19 pandemic;

•

the risks related to the reliance by our tobacco and wine subsidiaries on a few significant facilities and a small number of key suppliers and distributors, and the risk of an extended disruption at a facility of, or of service by, a supplier or distributor of our tobacco or wine subsidiaries or investees, including as a result of the COVID-19 pandemic;

•	required or voluntary product recalls as a result of various circumstances such as product contamination or FDA or other regulatory action;

•	the failure of our information systems or service providers’ information systems to function as intended, or cyber-attacks or security breaches;

•	our inability to attract and retain the best talent due to the impact of decreasing social acceptance of tobacco usage and tobacco control actions;

•	the adverse effect of acquisitions, investments, dispositions or other events on our credit rating;

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our inability to acquire attractive businesses or make attractive investments on favorable terms, or at all, or to realize the anticipated benefits from an acquisition or investment and our inability to dispose of businesses or investments on favorable terms or at all;

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the risks related to disruption and uncertainty in the credit and capital markets, including risk of access to these markets both generally and at current prevailing rates, which may adversely affect our earnings or dividend rate or both;

•	impairment losses as a result of the write down of intangible assets, including goodwill;

•

the risks related to Ste. Michelle’s wine business, including competition, unfavorable changes in grape supply, and changes in adult consumer preferences that have resulted and may continue to result in increased inventory levels and inventory write offs, and governmental regulations;

•	the risk that any challenge to our investment in JUUL, if successful, could result in a broad range of resolutions including divestiture of the investment or rescission of the transaction;

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the risks generally related to our investments in JUUL and Cronos, including our inability to realize the expected benefits of our investments in the expected time frames, or at all, due to the risks encountered by our investees in their businesses, such as operational, compliance and regulatory risks at the international, federal, state and local levels, including actions by the FDA, and adverse publicity; potential disruptions to our investees’ management or current or future plans and operations; domestic or international litigation developments, government investigations, tax disputes or otherwise; and impairment of our investment in Cronos and changes in the fair value of our investment in JUUL;

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the risks related to our inability to acquire a controlling interest in JUUL as a result of standstill restrictions or to control the material decisions of JUUL, restrictions on our ability to sell or otherwise transfer our shares of JUUL until December 20, 2024, and non-competition restrictions for the same time period subject to certain exceptions;

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the adverse effects of risks encountered by ABI in its business, including effects of the COVID-19 pandemic, foreign currency exchange rates and the impact of movements in ABI’s stock price on our equity investment in ABI, including on our reported earnings from and carrying value of our investment in ABI, which could result in impairment of our investment, and the dividends paid by ABI on the shares we own;

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the risks related to our inability to transfer our equity securities in ABI until October 10, 2021, and, if our ownership percentage decreases below certain levels, the adverse effects of additional tax liabilities, a reduction in the number of directors that we have the right to have appointed to the ABI board of directors, and our potential inability to use the equity method of accounting for our investment in ABI;

•	the risk of challenges to the tax treatment of the consideration we received in the ABI/SABMiller business combination and the tax treatment of our equity investment; and

•	the risks, including criminal, civil or tax liability for Altria, related to Cronos’s or Altria’s failure to comply with applicable laws, including cannabis laws.

Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

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